                                      EXHIBIT A

                              AGREEMENT OF JOINT FILING

    In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them in a Statement on Schedule 13D and any and all amendments thereto, with respect to common shares of Cascade Corporation and that this Agreement be included as an Exhibit to such filing.

    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

    DATED this 21st day of March, 1997.

    COUPHAR LTD.                       W.J. HARRISON HOLDINGS LTD.

    By      /S/W.J. Harrison           By     /S/W.J. Harrison
        --------------------------            ------------------------------
        W.J. Harrison, President               W.J. Harrison, President


                      /S/W.J. Harrison
                   -------------------------
                         W. J. Harrison